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             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) December 30, 2004


                MONMOUTH CAPITAL CORPORATION
    (Exact name of Registrant as specified in its charter)



 New Jersey                       811-01085          21-0740878
 (State or other jurisdiction    (Commission       (IRS Employer
 of incorporation)               File Number)   Identification Number)



 3499 Route 9N, Suite 3C, Freehold, NJ  07728
 (Address of principal executive offices)



 Registrant's telephone number, including area code (732) 577-9996




 (Former name or former address, if changed since last report.)

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     Item 8.01  Other Events.

          On December 30, 2004, Monmouth Capital Corporation (Registrant) purchased a 171,200 square foot industrial building in Montgomery, Illinois, from Hunt Midwest Illinois, LLC, a Missouri limited liability company. This warehouse facility is 100% leased to Home Depot USA, Inc. under a net lease for 10 years (Home Depot lease). The lease expires June 30, 2010. The purchase price was approximately $10,000,000. The Registrant borrowed approximately $1,135,000 against its securities portfolio with Wachovia Securities, obtained a loan from Two River Bank of approximately $2,500,000 at a current rate of 5.75% and assumed the existing mortgage of approximately $6,365,000. This mortgage payable is at an interest rate of 6.5% and is due 2012, with a balloon payment of approximately $5,133,000. The property acquired is commercial rental property and will continue to be used as such. The Registrant will account for this transaction as a purchase.

     The following are the material factors to be considered in assessing the property:

    *     Description  of  Property  -  The  property
acquired is a 171,200 square foot industrial building located at 1000 Knell Road, in Montgomery, Illinois, on approximately 21.97 acres. The property includes 168,200 square feet of warehouse space and 3,000 square feet of office space. The facility can be expanded by 98,270 square feet.

    *     Occupancy  Rate  and Number  of  Tenants  -  The
commercial rental          property acquired was constructed
in 2000. Commencing July 1, 2000, the property was 100% occupied under a 10-year net lease agreement with Home Depot USA, Inc. This Home Depot lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, are borne by the tenant.

    *     Principal Business of Tenant - Home  Depot  USA,
Inc.  uses  this property as a lumber distribution facility.
Registrant believes that Home Depot USA, Inc. will continue to use this property as such.

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    *    Principal Provisions of the Home Depot lease - The
following are the principal provisions of the Home Depot lease:


	  Term    			     Annual Rent

     7/1/00-6/30/01                            $736,160
     7/1/01-6/30/02                            $754,564
     7/1/02-6/30/03                            $773,428
     7/1/03-6/30/04                            $792,764
     7/1/04-6/30/05                            $812,583
     7/1/05-6/30/06                            $832,897
     7/1/06-6/30/07                            $853,720
     7/1/07-6/30/08                            $875,063
     7/1/08-6/30/09                            $896,939
     7/1/09-6/30/10                            $919,363

      At  the end of the lease term, the tenant has two  (5)
year options. Base rent during the each of the option terms is increased by 2% annually.

     The Seller assigned the lease to Registrant.

      * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately $7,000,000 of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      * Anticipated Capital Improvements - The Registrant does not anticipate any significant capital improvements during the term of the lease described above.

      * Insurance Coverage - Insurance on the property is the responsibility of the Registrant and reimbursable by the tenant.

      Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.

     The following is pro forma financial information.   The
impact of the property acquired to the financial statements of the Registrant is as follows:

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     ADJUSTMENTS TO STATEMENT OF INCOME

     Rental   and  Occupancy  Charges  -  Increase   of
     $860,000 based upon annualized scheduled rent in accordance with the Home Depot lease terms.

     Interest Expense - Increase of $600,000 based upon
     a  mortgage  of  $6,365,000 at 6.5% interest  with
     monthly   principal  and  interest   payments   of
     $44,564,  a  bank  loan  of  $2,500,000  at  5.75%
     interest and a margin line increase of $1,135,000, currently at 3.75%.

     Depreciation Expense - Increase of $179,000  based
     upon  approximately  $7,000,000  of  the  purchase
     price    being   attributed   to   building    and
     improvements, and straight-line depreciation over a 39 year life.

     Net  Income  -  Increase of  $81,000  (rental  and
     occupancy   charges  less  interest  expense   and
     depreciation expense).

     The effect of cash made available by operations will be an increase of $260,000 (net income plus depreciation).


     ADJUSTMENTS  TO  THE  BALANCE  SHEET  AT  DATE  OF
     PURCHASE

     Land,  Buildings,  Improvements  and  Equipment  -
     Increase of $10,000,000, based on the purchase price and closing costs.

     Loans Payable - Increase of $3,635,000, the total amount used on the margin line and the bank loan.

     Mortgages Payable - Increase of $6,365,000, the amount of the mortgage on the acquired property.

     Registrant knows of no other financial statement item which would be materially affected by the acquired property.


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                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                   MONMOUTH CAPITAL CORPORATION




                   /s/    Anna T. Chew
                   ANNA T. CHEW
                   Chief Financial Officer




     Date December 30, 2004
	  _________________






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